UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 8, 2015

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 North M-63, Benton Harbor, Michigan	49022-2692
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (269) 923-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities At (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On September 1, 2015, Whirlpool Corporation (the “Company”) issued an announcement in the United Kingdom confirming that it had made an approach to AGA Rangemaster Group plc (“AGA”) regarding a possible cash offer to acquire that company. A cash offer has previously been announced for AGA by The Middleby Corporation (“Middleby”) which is proposed to be implemented by a court approved scheme of arrangement of AGA. On September 8, 2015, AGA announced that its shareholders had approved at shareholders’ meetings the Middleby scheme of arrangement and a special resolution to authorize the directors to implement the scheme.

The scheme of arrangement will only become effective with Court approval, which is currently scheduled to occur on September 16, 2015. The Company, if it determines to submit any offer for the proposed acquisition of AGA, must do so in a final and binding proposal, on or before September 14, 2015, in accordance with a ruling made by the UK Takeover Panel.

There can be no certainty that a firm offer will be made by the Company or, if made, what the terms of any such offer might be. If the Company does submit a formal, binding offer, then the shareholder approval of the Middleby offer would not prejudice the ability of the AGA board to recommend any such offer by the Company to AGA shareholders, if the AGA board considers the Company’s offer to be capable of recommendation.

The information included in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in Item 7.01 shall not be incorporated by reference into any filing under the Securities Act of 1933, except as shall otherwise be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2015	WHIRLPOOL CORPORATION

	By:	/s/ Bridget K. Quinn
	Name:	Bridget K. Quinn
	Title:	Corporate Secretary and Group Counsel